UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 18, 2017

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

230 W. Tasman Drive, San Jose, CA		95134
(Address of principal executive offices)		(Zip Code)

(669) 770-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

As previously disclosed, on September 17, 2017, Silver Spring Networks, Inc., a Delaware corporation (the “Company”), Itron, Inc., a Washington corporation (“Parent”), and Ivory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Acquisition Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to Section 6.3(a) of the Merger Agreement, the Company was required to file, within 30 business days of the date of the Merger Agreement, a proxy statement in preliminary form with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for use at the Company’s stockholder meeting in connection with the Merger.

On October 18, 2017, Parent waived the Company’s obligation to file a proxy statement in preliminary form with the SEC within 30 business days of the date of the Merger Agreement, provided that the Company files the Proxy Statement in preliminary form with the SEC on or before November 2, 2017.

Other than as expressly modified pursuant to the waiver described above, the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on September 18, 2017, remains in full force and effect as originally executed on September 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: October 30, 2017	By:	/s/ Catriona M. Fallon
		Name:	Catriona M. Fallon
		Title:	Chief Financial Officer